UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 August 25, 2006

                          Gardant Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)


            Nevada                  333-43126              87-0650219
  (State or other jurisdiction     (Commission          (I.R.S. Employer
       of incorporation)           File Number)        Identification No.)

               19TH Floor, 712 Fifth Avenue, New York, NY, 10019
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (212) 897-6849


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Definitive Material Agreement

On August 25, 2006, the Company entered into a an agreement pursuant to which the Company, will be acquired by Switch Pharma Limited, a corporation organized and incorporated in the United Kingdom. Shares of Switch Pharma Ltd., which is currently in the process of going public in London, will be issued to acquire Gardant Pharmaceuticals. Pursuant to the agreement, the Switch Pharma Ltd. shares issued in the transaction must be trading for at least $1.38 per share when the shares of Switch Pharma Ltd. commence trading publicly in London. Shareholders of Gardent will receive one share of Switch Pharma for every Gardent share owned. The transaction is expected to close on September 30th subject to requisitie approvals.

Item 9.01   Financial Statements and Exhibits.

      (d)   Exhibits.

            Exhibit
            Number    Description
            --------  -----------------------------------
            99.2      Press release dated August 25, 2006


                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 31, 2006                    Gardant Pharmaceuticals, Inc.

                                   By: /s/ Lee Cole
                                       -----------------------
                                       Lee Cole
                                       Chairman


Exhibit Index

99.2   Press release dated August 25, 2006